CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of People's Liberation, Inc., in connection with the registration of 18,744,837 shares of common stock as filed with the SEC on May 6, 2008, of our report dated March 20, 2008 relating to our audits of the consolidated financial statements, appearing in the Prospectus which is part of such Registration Statement.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Grobstein, Horwath & Company LLP
Sherman Oaks, California
May 6, 2008